Exhibit 3.2.1

AMENDED AND RESTATED

BYLAWS

OF

BIOCEPT, INC.,

a Delaware corporation

ARTICLE I

OFFICES

Section 1. Registered Office. The registered office of Biocept, Inc. (the “Corporation”) shall be fixed in the Corporation’s Certificate of Incorporation, as the same may be amended and/or restated from time to time (as so amended and/or restated, the “Certificate”).

Section 2. Other Offices. The Corporation may also have offices at such other places within and/or outside the State of Delaware as the Board of Directors (the “Board”) may from time to time determine or the business of the Corporation may require.

Section 3. Books. The books of the Corporation may be kept within and/or outside the State of Delaware as the Board may from time to time determine or the business of the Corporation may require. Any such records maintained by the Corporation may be kept on, or by means of, or be in the form of, any information storage device or method, provided that the records so kept can be converted into clearly legible paper form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect such records pursuant to the provisions of these Bylaws or the Delaware General Corporation Law (the “DGCL”). When records are kept in such manner, a clearly legible paper form produced from or by means of the information storage device or method shall be admissible in evidence, and accepted for all other purposes, to the same extent as an original paper form accurately portrays the record.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 1. Place of Meetings. Meetings of stockholders shall be held at any place within or outside the State of Delaware as designated by the Board. The Board may, in its sole discretion, determine that a meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Section 211(a)(2) of the DGCL. In the absence of any such designation or determination, stockholders’ meetings shall be held at the Corporation’s principal executive office.

Section 2. Annual Meetings. Annual meetings of stockholders shall be held at a time and date designated by the Board for the purpose of electing directors and transacting such other business as may properly be brought before the meeting.

Section 3. Special Meetings. Unless otherwise required by law or the Certificate, special meetings of the stockholders may be called at any time, for any purpose or purposes; however, special meetings of the stockholders may be called only by (a) the Board, (b) the Chairman of the Board or (c) the Chief Executive Officer.

No business may be transacted at such special meeting other than the business specified in the notice to stockholders of such meeting.

Section 4. Notice; Waiver of Notice. For each meeting of stockholders, a notice of the meeting shall be given in writing or by electronic transmission, which shall state the place, date and hour of the meeting, the means of remote communication, if any, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise required by law, such notice shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder of record entitled to vote at such meeting. Notice shall be deemed to be given (i) if by mail, when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation; (ii) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (iii) if by posting on an electronic network (such as a website) together with a separate notice to the stockholder of such posting, upon the later to occur of (A) such posting or (B) the giving of such separate notice of such posting; or (iv) if by any other form of electronic communication, when directed to the stockholder in the manner consented to by the stockholder. A written waiver of any such notice signed by the person entitled thereto, whenever given, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

An affidavit of the secretary or an assistant secretary of the Corporation or of the transfer agent or any other agent of the Corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

Whenever notice is required to be given, under the DGCL, the Certificate or these Bylaws, to any person with whom communication is unlawful, the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person. Any action or meeting which shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given. In the event that the action taken by the Corporation is such as to require the filing of a certificate with the Secretary of State of Delaware, the certificate shall state, if such is the fact and if notice is required, that notice was given to (or waived by) all persons entitled to receive notice except such persons with whom communication is unlawful.

Whenever notice is required to be given, under any provision of the DGCL, the Certificate or these Bylaws, to any stockholder to whom (A) notice of two consecutive annual meetings, or (B) all, and at least two, payments (if sent by first-class mail) of dividends or interest on securities during a 12-month period, have been mailed addressed to such person at such person’s address as shown on the records of the Corporation and have been returned undeliverable, the giving of such notice to such person shall not be required. Any action or meeting which shall be taken or held without notice to such person shall have the same force and effect as if such notice had been duly given. If any such person shall deliver to the Corporation a written notice setting forth such person’s then current address, the requirement that notice be given to such person shall be reinstated. In the event that the action taken by the Corporation is such as to require the filing of a certificate with the Secretary of State of Delaware, the certificate need not state that notice was not given to persons to whom notice was not required to be given pursuant to Section 230(b) of the DGCL.

The exception in subsection (A) of the above paragraph to the requirement that notice be given shall not be applicable to any notice returned as undeliverable if the notice was given by electronic transmission.

Section 5. Quorum; Adjournment. Except as otherwise required by law, or provided by the Certificate or these Bylaws, the holders of a majority of the capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the stockholders. A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum and the votes present may continue to transact business until adjournment. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting of the time and place of the adjourned meeting, and the means of remote communication, if any, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder entitled to vote at the meeting.

Section 6. Voting; Proxies. Except as otherwise required by law, or provided by the Certificate or these Bylaws, any question brought before any meeting of stockholders at which a quorum is present shall be decided by the vote of the holders of a majority of the stock represented and entitled to vote thereat; provided, however, that directors shall by elected by plurality vote. Unless otherwise provided in the Certificate, each stockholder shall be entitled to cast one vote for each share of the capital stock held by such stockholder. Such votes may be cast in person or by proxy, but no proxy shall be voted on or after three years from its date, unless such proxy provides for a longer period. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212 of the DGCL. Elections of directors need not be by ballot unless the Chairman of the meeting so directs or unless a stockholder demands election by ballot at the meeting and before the voting begins.

Section 7. No Stockholder Action by Written Consent. Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called and held annual or special meeting of such stockholders and may not be effected by a consent in writing by stockholders.

Section 8. Record Date for Stockholder Notice; Voting. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted and which shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days before any other such action.

If the Board does not fix a record date in accordance with these Bylaws and applicable law:

(a) The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

(b) The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

Section 9. List of Stockholders Entitled to Vote. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. The Corporation shall not be required to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least 10 days before the meeting: (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (b) during ordinary business hours, at the Corporation’s principal place of business.

In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. Such list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

Section 10. Stock Ledger. The stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by Section 9 of this Article II or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders. Any director shall have the right to examine the Corporation’s stock ledger, the list of its stockholders required by Section 9 of this Article II, and its other books and records for a purpose reasonably related to his or her position as a director.

Section 11. Advance Notice of Stockholders’ Business. Only such business shall be conducted as shall have been properly brought before a meeting of the stockholders of the Corporation. To be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board, (b) otherwise properly brought before the meeting by or at the direction of the Board, or (c) a proper matter for stockholder action under the DGCL that has been properly brought before the meeting by a stockholder (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 11 of Article II and on the record date for the determination of stockholders entitled to vote at such annual meeting and (ii) who complies with the notice procedures set forth in this Section 11. For such business to be considered properly brought before the meeting by a stockholder such stockholder must, in addition to any other applicable requirements, have given timely notice in proper form of such stockholder’s intent to bring such business before such meeting. To be timely, such stockholder’s notice must be delivered to or mailed and received by the secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, before the anniversary date of the immediately preceding annual meeting; provided, however, that in the event that no annual meeting was held in the previous year or the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or public disclosure of the date of the meeting was made, whichever occurs first.

To be in proper form, a stockholder’s notice to the secretary shall be in writing and shall set forth:

(a) the name and record address of the stockholder of record who intends to propose the business and the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder of record;

(b) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to introduce the business specified in the notice;

(c) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting;

(d) any material interest of the stockholder in such business; and

(e) any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Notwithstanding the foregoing, in order to include information with respect to a stockholder proposal in the Corporation’s proxy statement and form of proxy for a stockholder’s meeting, stockholders must, in addition to complying with this Section 11, provide notice as required by, and otherwise comply with the requirements of, the Exchange Act and the regulations promulgated thereunder.

No business shall be conducted at the annual meeting of stockholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 11 of Article II. The Chairman of the meeting may refuse to acknowledge the proposal of any business not made in compliance with the foregoing procedure.

Section 12. Advanced Notice of Director Nominations.

Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation, except as may be otherwise provided in the Certificate with respect to the right of holders of Preferred Stock of the Corporation to nominate and elect a specified number of directors, if any. To be properly brought before an annual meeting of stockholders, or any special meeting of stockholders called for the purpose of electing directors, nominations for the election of director(s) must be (a) specified in the notice of meeting (or any supplement thereto), (b) made by or at the direction of the Board (or any duly authorized committee thereof) or (c) made by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 12 and on the record date for the determination of stockholders entitled to vote at such meeting and (ii) who complies with the notice procedures set forth in this Section 12.

In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the secretary of the Corporation. To be timely, a stockholder’s notice to the secretary must be delivered to or mailed and received at the principal executive offices of the Corporation, in the case of an annual meeting, in accordance with the provisions set forth in Section 11 of Article II of these Bylaws, and, in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the 10th day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs.

To be in proper written form, a stockholder’s notice to the secretary must set forth:

(a) as to each person whom the stockholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of the Corporation, if any, which are owned beneficially or of record by the person, (iv) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder, and (v) any other information relating to such person that is required to be disclosed (or which corresponds to the information which would be so required, whether or not such disclosure is actually required in the instance) in solicitations of proxies for elections of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including without limitation such person’s written consent to being named in the proxy statement, if any, as a nominee and to serving as a director if elected); and

(b) as to such stockholder giving notice, the information required to be provided pursuant to Section 11 of Article II of these Bylaws.

Subject to the rights of any holders of Preferred Stock of the Corporation, if any, no person shall be eligible for election as a director of the Corporation (other than pursuant to Section 4 of Article III of these Bylaws) unless nominated in accordance with the procedures set forth in this Section 12. If the Chairman of the meeting properly determines that a nomination was not made in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

Section 13. Inspectors of Election. In advance of any meeting of stockholders, the Board may appoint one or more persons (who shall not be candidates for office) as inspectors of election to act at the meeting or any adjournment thereof. If an inspector or inspectors are not so appointed, or if an appointed inspector fails to appear or fails or refuses to act at a meeting, the Chairman of any meeting of stockholders may, and on the request of any stockholder or his proxy shall, appoint an inspector or inspectors of election at the meeting. The duties of such inspector(s) shall include: determining the number of shares outstanding and the voting power of each; determining the shares represented at the meeting; determining the existence of a quorum; determining the authenticity, validity and effect of proxies; receiving votes, ballots or consents; hearing and determining all challenges and questions in any way arising in connection with the right to vote; counting and tabulating all votes or consents; determining the result; and such acts as may be proper to conduct the election or vote with fairness to all stockholders. In the event of any dispute between or among the inspectors, the determination of the majority of the inspectors shall be binding.

Section 14. Organization. At each meeting of stockholders the Chairman of the Board, if one shall have been elected, (or in his absence or if one shall not have been elected, the Chief Executive Officer) shall act as Chairman of the meeting. The Secretary (or in his absence or inability to act, the person whom the Chairman of the meeting shall appoint secretary of the meeting) shall act as secretary of the meeting and keep the minutes thereof.

Section 15. Order of Business. The order and manner of transacting business at all meetings of stockholders shall be determined by the Chairman of the meeting.

ARTICLE III

DIRECTORS

Section 1. Powers. Except as otherwise required by law or provided by the Certificate, the business and affairs of the Corporation shall be managed by or under the direction of the Board.

Section 2. Number of Directors. Subject to the rights of the holders of any series of Preferred Stock to elect directors under specified circumstances, if any, the authorized number of directors shall be determined from time to time by resolution of the Board, provided the Board shall consist of at least one member. No reduction of the authorized number of directors shall have the effect of removing any director before that director’s term of office expires.

Section 3. Election and Term of Office of Directors. Except as provided in Section 4 and Section 15 of Article III of these Bylaws, directors shall be elected at each annual meeting of stockholders to hold office until the next annual meeting of stockholders. Directors need not be stockholders. The Certificate or these Bylaws may prescribe other qualifications for directors. Each director, including a director elected to fill a vacancy, shall hold office until such director’s successor is elected or until such director’s earlier death, resignation or removal.

Except as provided in the Certificate or Section 4 of Article III of these Bylaws, directors shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, one class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 2014, another class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 2015, and another class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 2016, with each class to hold office until its successor is duly elected. At each succeeding annual meeting of stockholders, commencing with the first annual meeting (a) directors elected to succeed those directors whose terms then expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election, with each director to hold office until his or her successor shall have been duly elected and qualified, and (b) if authorized by a resolution of the Board, directors may be elected to fill any vacancy on the Board, regardless of how such vacancy shall have been created (as set forth in Section 4 below).

Section 4. Resignation; Vacancies. Any director may resign at any time upon written notice or by electronic transmission to the Corporation.

Subject to the rights of the holders of any series of Preferred Stock of the Corporation then outstanding, if any, and unless the Board otherwise determines, newly created directorships resulting from any increase in the authorized number of directors, or any vacancies on the Board resulting from the death, resignation, retirement, removal from office or other cause shall, unless otherwise required by law, be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board, or by a sole remaining director. A person so elected by the directors then in office to fill a vacancy or newly created directorship shall hold office until the next election of the class for which such director shall have been chosen and until his or her successor shall have been duly elected. When one or more directors resigns and the resignation is effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in this Section 4 in the filling of other vacancies. If there are no directors in office, then an election of directors may be held in the manner provided by statute.

Section 5. Time and Place of Meetings. The Board of Director shall hold its meetings at such place, either within or outside the State of Delaware, and at such time as may be determined from time to time by the Board.

Section 6. Annual Meeting. If practicable the Board shall meet for the purpose of organization, the election of officers and the transaction of other business, as soon as practicable after each annual meeting of stockholders, on the same day and at the same place where such annual meeting shall be held. Notice of such meeting need not be given. In the event such annual meeting is not so held, the annual meeting of the Board may be held at such place, either within or outside the State of Delaware, on such date and at such time as shall be specified in a notice thereof given as hereinafter provided in Section 8 of this Article III or in a waiver of notice thereof.

Section 7. Regular Meetings. Regular meetings of the Board may be held at such places within or outside the State of Delaware at such date and time as the Board may from time to time determine and, if so determined by the Board, notices thereof need not be given.

Section 8. Special Meetings. Special meetings of the Board may be called by the Chairman of the Board, the Chief Executive Officer, or by a majority of the authorized directors. Notice of the date, time and place of special meetings shall be delivered personally or by telephone or electronic mail to each director or sent by first-class mail, charges prepaid, addressed to each director at the director’s address as it is shown on the records of the Corporation. In case the notice is mailed, it shall be deposited in the United States mail at least four days before the time of the holding of the meeting. In case the notice is delivered personally or by telephone or electronic mail, it shall be so delivered at least 48 hours before the time of the holding of the meeting. The notice need not specify the purpose of the meeting. A written waiver of any such notice signed by the person entitled thereto, whenever given, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

Section 9. Quorum; Vote Required for Action; Adjournment. Except as otherwise required by law or provided in the Certificate or these Bylaws, a majority of the authorized number of directors shall constitute a quorum for the transaction of business at all meetings of the Board and the affirmative vote of not less than a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board. If a quorum shall not be present at any meeting of the Board, the directors present thereat may adjourn the meeting, from time to time, without notice other than announcement at the meeting, until a quorum shall be present. A meeting at which a quorum is initially present may continue to transact business, notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum to conduct that meeting. When a meeting is adjourned to another time or place (whether or not a quorum is present), notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Board may transact any business which might have been transacted at the original meeting.

Section 10. Action by Written Consent. Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if all the members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or electronic transmissions are filed with the minutes of proceedings of the Board or committee.

Section 11. Telephonic Meetings. Members of the Board of the Corporation, or any committee designated by the Board, may participate in a meeting of the Board or such committee, as the case may be, by conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this Section 11 shall constitute presence in person at such meeting.

Section 12. Committees. The Board may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any such committee, who may replace any absent or disqualified member at any meeting of the committee. Any committee, to the extent allowed by law and as provided in the resolution establishing such committee, shall have and may exercise all the power and authority of the Board in the management of the business and affairs of the Corporation, but no such committee shall have the power or authority in reference to amending the Certificate, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the Bylaws of the Corporation; and, unless the resolution or the Certificate expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Each committee shall keep regular minutes of its meetings and report to the Board when required.

Meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of:

(a) Section 5 (relating to place of meetings);

(b) Section 7 (relating to regular meetings);

(c) Section 8 (relating to special meetings and notice);

(d) Section 9 (relating to quorum, vote required and adjournment); and

(e) Section 10 (relating to action by written consent).

of Article III of these Bylaws, with such changes in the context of those bylaws as are necessary to substitute the committee and its members for the Board and its members.

Notwithstanding the foregoing: (i) the time of regular meetings of committees may be determined either by resolution of the Board or by resolution of the committee; (ii) special meetings of committees may also be called by resolution of the Board; and (iii) notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The Board may adopt rules for the government of any committee not inconsistent with the provisions of these Bylaws.

Section 13. Compensation. The directors may be paid such compensation for their services on as the Board and/or Board committees as the Board shall from time to time determine. Additional compensation may be paid to the Chairman of the Board, an identified “lead director,” and/or committee chairs, as the Board shall from time to time determine.

Section 14. Interested Directors. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors, officers or managers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board or the committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose if: (i) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the Board or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board, a committee thereof, or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board or of a committee which authorizes the contract or transaction.

Section 15. Removal. Unless otherwise restricted by statute, the Certificate or these Bylaws, any director, or all of the directors, may be removed from the Board, but only for cause, and only by the affirmative vote of the holders of at least a majority of the voting power of all the then outstanding shares of capital stock of the Corporation then entitled to vote at the election of directors, voting together as a single class.

ARTICLE IV

OFFICERS

Section 1. Officers. The officers of the Corporation shall be a Chief Executive Officer, a Secretary and a Chief Financial Officer. The Corporation may also have, at the discretion of the Board, a Chairman of the Board, a President, one or more Vice Presidents, one or more Assistant Financial Officers, one or more Assistant Secretaries and such other officers as may be appointed in accordance with the provisions of this Article IV. Any number of offices may be held by the same person.

Section 2. Appointment of Officers. The officers of the Corporation shall be designated and appointed by the Board, and each shall serve at the pleasure of the Board, subject to the rights, if any, of an officer under any contract of employment. At or after the time of the appointment of officers, the directors may by resolution determine the order of their rank.

Section 3. Authority and Duties of Officers. All officers of the Corporation shall respectively have such authority and perform such duties in the management of the business of the Corporation as the authority and duties customarily vested by American corporations in the officer of such title or as otherwise may be designated from time to time by the Board.

Section 4. Removal and Resignation of Officers. Subject to the rights of an officer under any contract, any officer may be removed at any time, with or without cause, by the Board. Any officer may resign at any time by giving written notice to the Corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation shall be without prejudice to the rights of the Corporation under any contract to which the officer is a party.

Section 5. Vacancies in Offices. A vacancy in any office because of death, resignation, removal, or any other cause shall be filled in the manner prescribed in these Bylaws for regular appointments to that office.

ARTICLE V

STOCK

Section 1. Stock Certificates. The shares of the Corporation shall be represented by certificates, provided that the Board may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of the Corporation by the Chairman of the Board, Chief Executive Officer or the President, and by Chief Financial Officer, or the Secretary or an assistant secretary of the Corporation representing the number of shares registered in certificate form.

Section 2. Signatures. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

Section 3. Lost Certificates. The Corporation may issue a new certificate to be issued in place of any certificate theretofore issued by the Corporation, alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen or destroyed. The Corporation may, in the discretion of the Board and as a condition precedent to the issuance of such new certificate, require the owner of such lost, stolen, or destroyed certificate, or his legal representative, to give the Corporation a bond (or other security) sufficient to indemnify it against any claim that may be made against the Corporation (including any expense or liability) on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

Section 4. Transfers. Transfers of stock shall be made only upon the transfer books of the Corporation kept at an office of the Corporation or by transfer agents designated to transfer shares of the stock of the Corporation. Except in the case of uncertificated shares issued in accordance with Section 1 of Article V of these Bylaws, an outstanding certificate for the number of shares involved shall be surrendered for cancellation before a new certificate is issued therefore. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to (if such transfer does not entail a violation of law) issue a new certificate (which may bear any appropriate legends) to the person entitled thereto, cancel the old certificate, and record the transaction in its books.

Section 5. Record Holders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the record holder of shares to receive dividends, and to vote as such record holder, and to hold liable for any calls and assessments a person registered on its books as the record holder of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise required by law.

ARTICLE VI

INDEMNIFICATION

Section 1. Right to Indemnification. The Corporation shall indemnify to the maximum extent permitted by law any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he or she is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of (or in an equivalent position for) another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

Section 2. Action by or in the Right of the Corporation. The Corporation shall indemnify to the maximum extent permitted by law any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of (or in an equivalent position for) another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation and except that no such indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such Court of Chancery or such other court shall deem proper.

Section 3. Successful on the Merits or Otherwise in Defense. To the extent that a director or officer of the Corporation shall be successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 1 or 2 of this Article VI, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith.

Section 4. Determination of Eligibility. Any indemnification under Section 1 or 2 of this Article VI (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Section 1 or 2 of this Article VI. Such determination shall be made (a) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (b) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (c) by the stockholders. The Corporation, acting through its Board of Directors or otherwise, shall cause such determination to be made if so requested by any person who is indemnifiable under this Article VI.

Section 5. Advancement of Expenses. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized in this Article VI.

Section 6. Not Exclusive. The indemnification and advancement of expenses provided by, or granted pursuant to, the other Sections of this Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

Section 7. Insurance. If so authorized by the Board of Directors, the Corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of (or in an equivalent position for) another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this Article VI.

Section 8. Consolidation or Merger. For the purposes of this Article VI, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors or officers so that any person who is or was a director or officer of such constituent corporation, or is or was serving at the request of such constituent corporation as a director or officer of (or in an equivalent position for) another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article VI with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

Section 9. Other Definitions. For purposes of this Article VI, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include service as a director or officer of the Corporation which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article VI.

Section 10. Survival. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VI shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 11. Only for Defense. The Corporation shall be required to indemnify a person in connection with an action, suit or proceeding (or part thereof) initiated by such person only if the action, suit or proceeding (or part thereof) was authorized by the Board of Directors or as provided in Section 12 of this Article VI.

Section 12. Right of Indemnitee to Bring Suit. If a claim under this Article VI is not paid in full by the Corporation within 45 days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or part in any such suit or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the claimant shall be entitled to be paid also the expense of prosecuting or defending such suit. In any suit brought by the claimant to enforce a right to indemnification hereunder (but not in a suit brought by the claimant to enforce a right to an advancement of expenses) it shall be a defense that the claimant has not met the applicable standard of conduct set forth in the DGCL. In any suit by the

Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that the claimant has not met the applicable standard of conduct set forth in the DGCL. Neither the failure of the Corporation (including its Board, independent legal counsel, or its stockholders) to have made a determination before the commencement of such suit that indemnification of the claimant is proper in the circumstances because the claimant has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its Board, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall create a presumption that the claimant has not met the applicable standard of conduct or, in the case of such a suit brought by claimant, be a defense to such suit. In any suit brought by the claimant to enforce a right hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the claimant is not entitled to be indemnified or to such advancement of expenses under this Article VI or otherwise shall be on the Corporation.

Section 13. Effect of Amendment. The rights conferred upon indemnitees in this Article VI are contract rights. Any amendment, repeal or modification of any provision of this Article VI by the stockholders or the directors of the Corporation shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of such amendment, repeal or modification.

Section 14. Indemnification of Employees or Agents of the Corporation. The Corporation may (but shall not be obligated hereby to), to the extent authorized from time to time by the Board of Directors, advance expenses to and/or indemnify every person who was or is a party or is or was threatened to be made a party to any action, suit, or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a (non-director, non-officer) employee or agent of the Corporation or, while a (non-director, non-officer) employee or agent of the Corporation, is or was serving at the request of the Corporation as an director, officer, employee, agent, manager or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding, to the extent permitted by applicable law.

Section 15. Indemnification Contracts. The Board shall have the power to authorize the Corporation to enter into a contract with any director, officer, employee or agent of the Corporation, or any person serving at the request of the Corporation as a director, officer, employee or agent of (or in an equivalent position for) another corporation, partnership, joint venture, trust or other enterprise, including employee benefit plans, providing for indemnification rights equivalent to or, if the Board so determines and applicable law so allows, greater than those provided for in this Article VI.

ARTICLE VII

GENERAL PROVISIONS

Section 1. Dividends. Subject to limitations contained in the DGCL and the Certificate, the Board may declare and pay dividends upon the shares of capital stock of the Corporation, which dividends may be paid either in cash, securities of the Corporation or other property.

Section 2. Disbursements. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board may from time to time designate.

Section 3. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board.

Section 4. Corporate Seal. The Corporation shall have a corporate seal in such form as shall be prescribed by the Board.

Section 5. Voting of Stock Owned by the Corporation. The Chief Executive Officer and any other officer of the Corporation authorized by the Board shall have power, on behalf of the Corporation, to attend, vote at and/or grant proxies to be used at any meeting of stockholders or other equity owners of any corporation (except this Corporation) or other entity in which the Corporation may hold stock or other equity securities.

Section 6. Construction and Definitions. Unless the context requires otherwise, the general provisions, rules of construction and definitions in the DGCL shall govern the construction of these Bylaws.

Section 7. Provisions of Certificate Govern. In the event of any inconsistency between the terms of these Bylaws and the Certificate, the terms of the Certificate shall govern.

Section 8. Amendments. The Bylaws of the Corporation may be adopted, amended or repealed by a majority of the voting power of the stockholders entitled to vote; provided, however, that the Corporation may, in its Certificate, also confer the power to adopt, amend or repeal bylaws upon the Board. The fact that such power has been so conferred upon the Board shall not divest the stockholders of the power, nor limit their power to adopt, amend or repeal bylaws. Notwithstanding the foregoing and any provision of law that might otherwise permit a lesser vote or no vote, a resolution adopted by both the Board and by the affirmative vote of the holders at least 67% of the voting power of the issued and outstanding shares of capital stock of the Corporation then entitled to vote shall be required to amend or repeal Section 3 of Article II, Section 7 of Article II, Section 2 of Article III, Section 11 of Article II, Section 12 of Article II, Section 2 of Article III, Section 3 of Article III, Section 4 of Article III, Section 15 of Article III and Section 13 of Article VI of these Bylaws, or this final sentence of this Section 8 of Article VII of these Bylaws.